Exhibit 23.1

                  [LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP]


                                February 20, 2008

Board of Directors
Mesquite Mining, Inc.
4321 7th Avenue
Los Angeles, CA 90008

Re: Consent to Use Legal Opinion in Form S-1
    Registration Statement - Mesquite Mining, Inc.

Dear Ms. Frederick:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                        Regards,

                                        BATCHER ZARCONE & BAKER, LLP


                                        /s/ Karen Batcher
                                        -----------------------------
                                        Karen A. Batcher, Esq.